Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS FOURTH QUARTER 2010 RESULTS

Customers Increased by 14 Percent and

Adjusted EBITDA Increased by 16 Percent in 2010

ATLANTA (March 2, 2011) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of communications and IT services to small sized businesses, today announced its results for the fourth quarter and year ended December 31, 2010.

Recent financial and operating highlights include:

•	Fourth quarter 2010 revenue of $116.2 million, up 7.9% over the fourth quarter of 2009;

•

Total adjusted EBITDA of $18.0 million in the fourth quarter of 2010 compared with $19.0 million in the fourth quarter of 2009, and $18.0 million in the third quarter of 2010 (see page 9 for reconciliation to net income);

•	Net loss of $2.0 million in the fourth quarter of 2010 compared with net income of $0.9 million in the fourth quarter of 2009;

•

Total customers of 56,972 in Cbeyond’s 14 Core Managed Services operating markets, reflecting net customer additions of 1,732 in the fourth quarter of 2010, an increase of 13.5% in total customers year-over-year;

•

Average monthly revenue per Core Managed Services customer location (ARPU) of $680 during the fourth quarter of 2010, compared with $695 in the third quarter of 2010 and $727 in the fourth quarter of 2009;

•	Monthly customer churn of 1.3% in the fourth quarter of 2010 as compared with 1.4% in the third quarter of 2010 for the Company’s Core Managed Services customers;

•	Cash, cash equivalents and marketable securities balance of $26.4 million at December 31, 2010, down from the balance of $51.8 million at September 30, 2010, and;

•	Closed on the acquisitions of MaximumASP and Aretta Communications in November 2010.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three and twelve months ended December 31, 2009 and 2010, include:

	For the Three Months Ended December 31,
	2009	2010	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$107,719	$116,241	$8,522	7.9%
Operating expenses	$107,589	$119,118	$11,529	10.7%
Operating income (loss)	$130	$(2,877)	$(3,007)	N/M
Net income (loss)	$925	$(1,987)	$(2,912)	(314.8%)
Capital expenditures	$14,538	$18,393	$3,855	26.5%

Key Operating Metrics and Non-GAAP Financial Measures
Customers (Core Managed Services) at end of period	50,203	56,972	6,769	13.5%
Net customer additions (Core Managed Services)	1,623	1,732	109	6.7%
Average monthly churn rate (Core Managed Services)	1.5%	1.3%	(0.2%)	(13.3%)
Average monthly revenue per Core Managed Services customer	$727	$680	$(47)	(6.5%)
Adjusted EBITDA (in thousands)	$19,049	$18,009	$(1,040)	(5.5%)

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CBEY Reports Fourth Quarter 2010 Results

March 2, 2011

	For the Twelve Months Ended December 31,
	2009	2010	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$413,771	$451,965	$38,194	9.2%
Operating expenses	$418,439	$454,893	$36,454	8.7%
Operating income (loss)	$(4,668)	$(2,928)	$1,740	37.3%
Net income (loss)	$(2,220)	$(1,654)	$566	25.5%
Capital expenditures	$62,126	$62,832	$706	1.1%

Key Operating Metrics and Non-GAAP Financial Measures
Customers (Core Managed Services) at end of period	50,203	56,972	6,769	13.5%
Net customer additions (Core Managed Services)	7,740	6,769	(971)	(12.5%)
Average monthly churn rate (Core Managed Services)	1.5%	1.4%	(0.1%)	(6.7%)
Average monthly revenue per Core Managed Services customer	$744	$700	$(44)	(5.9%)
Adjusted EBITDA (in thousands)	$63,126	$72,935	$9,809	15.5%

Management Comments

“2010 was a successful year for Cbeyond, and we are proud of the many accomplishments we achieved that have positioned us well for 2011,” said Jim Geiger, chief executive officer of Cbeyond. “Our acquisitions in the cloud services space brought us high margin product additions in a high growth sector and a top notch technical platform, while expanding our reach to all small businesses in the U.S. and globally, for that matter. In addition, we launched our Ethernet conversion project to bring higher bandwidth to our customers while significantly lowering our operating costs.”

Geiger added, “Our operating and financial results included customer growth of 14% and growth in adjusted EBITDA of 16% for the year. While the lingering effects of the challenging economy on the small business sector have resulted in continued pressure on ARPU, the reduction in Core Managed Services customer churn to 1.3% in the fourth quarter of 2010 is an encouraging sign of economic improvement as well as customer satisfaction with our services. Looking forward to 2011, Cbeyond will be making investments in our future growth and profitability by strengthening our distribution channels, especially in the cloud services area, and by completing the bulk of our Ethernet circuit conversions.”

Fourth Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $116.2 million for the fourth quarter of 2010, an increase of 7.9% from the fourth quarter of 2009, including approximately $1.8 million of revenues generated through the Cloud Services acquisitions. ARPU for the Core Managed Services was $680 in the fourth quarter of 2010, compared with $695 in the third quarter of 2010, and $727 in the fourth quarter of 2009. The sequential decline in ARPU from the third quarter of 2010 resulted primarily from the lower prices offered to attract new customers, certain existing customers who converted to the new lower-priced packages recently introduced, customer reductions in the number of additional lines and services with incremental charges, and decreased adoption of the Company’s mobile services. Cbeyond believes these factors are related to the effects of the economic recession on its customers and continued competitive pressures.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 66.9% in the fourth quarter of 2010, compared with 68.0% in the third quarter of 2010 and 66.8% in the fourth quarter of 2009. The fourth quarter included elevated transitional costs related to the Ethernet initiative currently under way as T-1 circuits are converted to Ethernet circuits.

Adjusted EBITDA, Income Taxes and Net Loss

Total adjusted EBITDA for the fourth quarter of 2010 was $18.0 million, as compared with total adjusted EBITDA of $19.0 million in the fourth quarter of 2009. Total adjusted EBITDA for the fourth quarter of 2010 included adjusted EBITDA losses from Core Managed Services Emerging Markets of ($3.2) million. In comparison, Core Managed Services Emerging Markets accounted for ($3.5) million of adjusted EBITDA losses for the fourth quarter of 2009. Total adjusted EBITDA included the impact of negative results from these early stage markets which were entered to drive longer term growth in the business (see Selected

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CBEY Reports Fourth Quarter 2010 Results

March 2, 2011

Quarterly Financial Data and Operating Metrics, pages 7-9). Cbeyond reported a net loss of ($2.0) million for the fourth quarter of 2010 compared with net income of $0.9 million for the fourth quarter of 2009.

Cash and Cash Equivalents

Cash and cash equivalents amounted to $26.4 million at the end of the fourth quarter of 2010, as compared with $51.8 million at the end of the third quarter of 2010. Cash and cash equivalents decreased primarily due to a payment of approximately $31 million to complete the Company’s cloud services acquisitions. The impact of this payment was partially offset by positive cash flow from operations in the quarter.

Capital Expenditures

Capital expenditures were $18.4 million during the fourth quarter of 2010, compared with $16.0 million in the third quarter of 2010 and $14.5 million in the fourth quarter of 2009. Capital expenditures in the fourth quarter of 2010 increased from the third quarter of 2010 due to increased amounts related to the Ethernet initiative.

Business Outlook for 2011

Cbeyond provides the following guidance for 2011:

•	Revenue growth of 6% to 8%;
•	Adjusted EBITDA growth of 9% to 12%, and;
•	Capital expenditures of $75 million to $80 million

The revenue guidance assumes the ongoing impact of the sluggish economy and competitive pressures on the small business sector, resulting in continued decreases in ARPU levels throughout 2011 consistent with prior periods, but generally stable levels of customer churn consistent with recent churn trends. Cbeyond’s adjusted EBITDA guidance reflects Cbeyond’s continued investment in expanding distribution channels for cloud services, enhancing products and features for its customers, and reducing costs through initiatives such as the Ethernet project, to offset some of the downward pressure on ARPU. The Company expects that capital expenditures will be elevated during 2011, primarily due to the Ethernet initiative that began during the second half of 2010 and is expected to continue through the first half of 2012. As a result, Cbeyond expects to post break-even to positive free cash flow in 2011.

Conference Call

Cbeyond will hold a conference call to discuss this press release Wednesday, March 2, 2011, at 5:00 p.m. EST. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (877) 303-9219 (for domestic U.S. callers) and (760) 666-3559 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to nearly 57,000 small businesses throughout the United States. Recently named as the sixth fastest growing technology company by Forbes magazine, and added to Standard & Poor’s Small Cap S&P 600 Index, Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry(R), broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond delivers these services over a 100 percent private all IP network. For more information on Cbeyond, visit www.cbeyond.net.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our

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CBEY Reports Fourth Quarter 2010 Results

March 2, 2011

target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; changes in business climate or other factors affecting our customer base; the risk of unexpected increases in customer churn levels; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negat89+ive macroeconomic conditions that could harm our business, including our access to capital markets and the impact on certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; the risk that the anticipated benefits, growth prospects and synergies expected from our acquisitions may not be fully realized or may take longer to realize than expected; the possibility that economic benefits of future opportunities in an emerging industry may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating acquired companies into our existing business, including changing relationships with customers, employees or suppliers; unfamiliarity with the economic characteristics of new geographic markets; ongoing personnel and logistical challenges of managing a larger organization; our ability to retain and motivate key employees from the acquired companies; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable generally accepted accounting principles in the United States, or GAAP, financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, or acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

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CBEY Reports Fourth Quarter 2010 Results

March 2, 2011

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010
Revenue:
Customer revenue	$105,941	$114,441	$406,472	$444,848
Terminating access revenue	1,778	1,800	7,299	7,117

Total revenue	107,719	116,241	413,771	451,965

Operating expenses:
Cost of revenue	35,725	38,522	138,093	146,507
Selling, general and administrative	57,050	63,839	228,506	248,327
Transaction costs	—	572	—	755
Depreciation and amortization	14,814	16,185	51,840	59,304

Total operating expenses	107,589	119,118	418,439	454,893

Operating income (loss)	130	(2,877)	(4,668)	(2,928)

Other income (expense):
Interest income	1	1	28	2
Interest expense	(1)	(87)	(152)	(281)
Other income (expense), net	244	108	498	1,867

Total other income (expense)	244	22	374	1,588

Income (loss) before income taxes	374	(2,855)	(4,294)	(1,340)
Income tax (expense) benefit	551	868	2,074	(314)

Net income (loss)	$925	$(1,987)	$(2,220)	$(1,654)

Earnings per common share
Basic	$0.03	$(0.07)	$(0.08)	$(0.06)
Diluted	$0.03	$(0.07)	$(0.08)	$(0.06)

Weighted average number of common shares outstanding
Basic	28,967	29,537	28,753	29,366
Diluted	30,079	29,537	28,753	29,366

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CBEY Reports Fourth Quarter 2010 Results

March 2, 2011

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 30,
	2009	2010
ASSETS
Current assets
Cash and cash equivalents	$39,267	$26,373
Accounts receivable, gross	30,467	27,238
Less: Allowance for doubtful accounts	(2,867)	(2,354)

Accounts receivable, net	27,600	24,884
Other assets	12,706	13,552

Total current assets	79,573	64,809
Property and equipment, gross	353,616	421,173
Less: Accumulated depreciation and amortization	(216,722)	(270,482)

Property and equipment, net	136,894	150,691
Other assets	12,424	42,467

Total assets	$228,891	$257,967

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$12,121	$15,193
Other accrued liabilities	47,651	53,184

Total current liabilities	59,772	68,377
Non-current liabilities	10,514	16,469
Stockholders' equity
Common stock	290	296
Additional paid-in capital	283,337	299,501
Accumulated deficit	(125,022)	(126,676)

Total stockholders' equity	158,605	173,121

Total liabilities and stockholders' equity	$228,891	$257,967

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CBEY Reports Fourth Quarter 2010 Results

March 2, 2011

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Dec. 31
	2009	2010	2010	2010	2010
Revenues
Core Managed Services (Established Markets)	$102,321	$103,918	$104,204	$104,734	$104,558
Core Managed Services (Emerging Markets)
Miami	3,042	3,555	3,970	4,360	4,672
Minneapolis	1,398	1,630	1,702	1,863	1,949
Greater Washington, D.C. Area	871	1,175	1,424	1,722	1,970
Seattle	87	237	453	769	1,232
Boston	—	—	—	8	76

Core Managed Services (Emerging Markets)	5,398	6,597	7,549	8,722	9,899

Total Core Managed Services	107,719	110,515	111,753	113,456	114,457
Cloud Services	—	—	—	—	1,791
Eliminations	—	—	—	—	(7)

Total Revenues	$107,719	$110,515	$111,753	$113,456	$116,241

Adjusted EBITDA
Core Managed Services (Established Markets)	$45,893	$46,950	$47,970	$47,651	$46,007
Core Managed Services (Emerging Markets)
Miami	(666)	(239)	(184)	(151)	263
Minneapolis	(727)	(398)	(259)	(166)	(126)
Greater Washington, D.C. Area	(1,280)	(1,157)	(1,162)	(1,008)	(708)
Seattle	(821)	(1,101)	(1,368)	(1,333)	(1,394)
Boston	(1)	(50)	(509)	(994)	(1,186)

Core Managed Services (Emerging Markets)	(3,495)	(2,945)	(3,482)	(3,652)	(3,151)

Total Core Managed Services	42,398	44,005	44,488	43,999	42,856
Cloud Services	—	—	—	—	569
Corporate	(23,349)	(25,450)	(26,077)	(26,039)	(25,416)

Total Adjusted EBITDA	$19,049	$18,555	$18,411	$17,960	$18,009

Adjusted EBITDA Margin (As % of Market-Level Core Managed Services Revenue)
Core Managed Services (Established Markets)	44.9%	45.2%	46.0%	45.5%	44.0%
Core Managed Services (Emerging Markets)
Miami	(21.9%)	(6.7%)	(4.6%)	(3.5%)	5.6%
Minneapolis	(52.0%)	(24.4%)	(15.2%)	(8.9%)	(6.5%)
Greater Washington, D.C. Area	(147.0%)	(98.5%)	(81.6%)	(58.5%)	(35.9%)
Seattle	N/M	N/M	N/M	(173.3%)	(113.1%)
Boston	N/M	N/M	N/M	N/M	N/M
Core Managed Services (Emerging Markets)	(64.7%)	(44.6%)	(46.1%)	(41.9%)	(31.8%)
Total Core Managed Services	39.4%	39.8%	39.8%	38.8%	37.4%

Adjusted EBITDA margin (As % of Cloud Services Revenue)
Cloud Services	N/M	N/M	N/M	N/M	31.8%

Adjusted EBITDA margin (As % of Total Revenue)
Corporate	(21.7%)	(23.0%)	(23.3%)	(23.0%)	(21.9%)
Total Adjusted EBITDA	17.7%	16.8%	16.5%	15.8%	15.5%

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CBEY Reports Fourth Quarter 2010 Results

March 2, 2011

	Dec. 31 2009	Mar. 31 2010	Jun. 30 2010	Sept. 30 2010	Dec. 31 2010
Operating Income (Loss)
Core Managed Services (Established Markets)	$38,771	$41,028	$41,517	$41,092	$39,421
Core Managed Services (Emerging Markets)
Miami	(1,089)	(579)	(602)	(576)	(190)
Minneapolis	(988)	(632)	(518)	(431)	(401)
Greater Washington, D.C. Area	(1,613)	(1,489)	(1,519)	(1,368)	(1,104)
Seattle	(971)	(1,289)	(1,551)	(1,549)	(1,696)
Boston	(2)	(51)	(516)	(1,042)	(1,317)

Core Managed Services (Emerging Markets)	(4,663)	(4,040)	(4,706)	(4,966)	(4,708)

Total Core Managed Services	34,108	36,988	36,811	36,126	34,713
Cloud Services	—	—	—	—	(158)
Corporate	(33,978)	(36,416)	(36,663)	(36,897)	(37,432)

Total Operating Income (Loss)	$130	$572	$148	$(771)	$(2,877)

Capital Expenditures
Core Managed Services (Established Markets)	$4,907	$4,137	$3,719	$7,045	$7,144
Core Managed Services (Emerging Markets)
Miami	462	383	306	484	533
Minneapolis	234	93	204	253	145
Greater Washington, D.C. Area	570	220	129	233	341
Seattle	317	584	199	213	636
Boston	167	786	1,038	39	236

Core Managed Services (Emerging Markets)	1,750	2,066	1,876	1,222	1,891

Total Core Managed Services	6,657	6,203	5,595	8,267	9,035
Cloud Services	—	—	—	—	413
Corporate	7,881	7,024	9,573	7,777	8,945

Total Capital Expenditures	$14,538	$13,227	$15,168	$16,044	$18,393

Other Operating Data
Customers (Core Managed Services) (At Period End)	50,203	51,731	53,518	55,240	56,972
Net Customer Additions (Core Managed Services)	1,623	1,528	1,787	1,722	1,732
Average Monthly Churn Rate (Core Managed Services) (1)	1.5%	1.4%	1.4%	1.4%	1.3%
Average Monthly Revenue Per Core Managed Services Customer (2)	$727	$723	$708	$695	$680

(1) Calculated for each period as the average of monthly churn, which is defined for a given month as the number of customer locations disconnected in that month divided by the number of customer locations on the Company’s network at the beginning of that month.

(2) Calculated as the revenue for a period divided by the average of the number of customer locations at the beginning of the period and the number of customer locations at the end of the period, divided by the number of months in the period.

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CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Three Months Ended,
	Dec. 31 2009	Mar. 31 2010	Jun. 30 2010	Sept. 30 2010	Dec. 31 2010

Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$19,049	$18,555	$18,411	$17,960	$18,009
Depreciation and amortization	(14,814)	(14,282)	(14,331)	(14,506)	(16,185)
Non-cash share-based compensation	(4,105)	(3,701)	(3,932)	(4,042)	(3,916)
MaximumASP purchase accounting adjustment	—	—	—	—	(213)
Transaction costs	—	—	—	(183)	(572)
Interest income	1	—	1	—	1
Interest expense	(1)	(45)	(64)	(85)	(87)
Other income (expense), net	244	1,537	117	105	108
Income tax (expense) benefit	551	(1,025)	(300)	143	868

Net income (loss)	$925	$1,039	$(98)	$(608)	$(1,987)

	Twelve Months Ended Dec. 31,
	2009	2010
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$63,126	$72,935
Depreciation and amortization	(51,840)	(59,304)
Non-cash share-based compensation	(15,954)	(15,591)
MaximumASP purchase accounting adjustment	—	(213)
Transaction costs	—	(755)
Interest income	28	2
Interest expense	(152)	(281)
Other income (expense), net	498	1,867
Income tax (expense) benefit	2,074	(314)

Net income (loss)	$(2,220)	$(1,654)

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CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands, except customer and ARPU statistics)

(Unaudited)

	Three Months Ended,
	Dec. 31 2009	Mar. 31 2010	Jun. 30 20 1/810	Sept. 30 2010	Dec. 31 2010

Reconciliation of Core Managed Services ARPU:
Total revenue	$107,719	$110,515	$111,753	$113,456	$116,241
Less: Cloud Services revenue	—	—	—	—	(1,791)
Less: Intersegment eliminations	—	—	—	—	7

Core Managed Services net revenue (A)	$107,719	$110,515	$111,753	$113,456	$114,457
Average Core Managed Services customers (B)	49,392	50,967	52,625	54,379	56,106

Core Managed Services ARPU (A/B)	$727	$723	$708	$695	$680

	Twelve Months Ended Dec. 31,
	2009	2010
Reconciliation of Core Managed Services ARPU:
Total revenue	$413,771	$451,965
Less: Cloud Services revenue	—	(1,791)
Less: Intersegment eliminations	—	7

Core Managed Services net revenue (A)	$413,771	$450,181
Average Core Managed Services customers (B)	46,333	53,588

Core Managed Services ARPU (A/B)	$744	$700

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